As filed with the Securities and Exchange Commission on October 4, 2024

Registration No. 333-275586

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-275586

UNDER

THE SECURITIES ACT OF 1933

MorphoSys AG

(Exact name of registrant as specified in its charter)

MorphoSys AG:
Germany (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Semmelweisstrasse 7

82152 Planegg

Germany

Telephone: +49 89-89927-0

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MorphoSys US Inc.

470 Atlantic Avenue, 14th floor

Boston, MA 02210

Tel: +1 (844) 667-1992

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph Gilligan

Les Reese

Hogan Lovells US LLP

555 Thirteenth Street NW

Washington, DC 20004

(202) 637-5600

Approximate date of commencement of proposed sale to the public: Not applicable

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012

DEREGISTRATION OF SECURITIES

This post-effective amendment filed by MorphoSys AG (the “Company”) deregisters all securities that remain unsold under the Registration Statement on Form F-3ASR (No. 333-275586) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission on November 16, 2023.

On June 20, 2024, Novartis AG and its subsidiaries Novartis BidCo AG and Novartis BidCo Germany AG (collectively, “Novartis”) informed the Company of its intention to merge the Company into Novartis (the “Merger Squeeze-Out”). As of August 15, 2024, Novartis held 94.55% of the outstanding bearer shares of the Company.

On August 5, 2024, the Company completed the voluntary delisting of its American Depositary Shares from the Nasdaq Global Market.

On August 27, 2024, shareholders of the Company approved the Merger Squeeze-Out. The Merger Squeeze-Out will be effective once the transfer resolution and merger have been registered in the commercial register of the Company and the merger has also been registered in the commercial register of Novartis.

In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any and all securities that had been registered for issuance but that remain unsold at the termination of the offerings, this post-effective amendment removes from registration any and all securities that were registered under the Registration Statement and remain unsold at the termination of the offering. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Planegg, Germany on October 4, 2024.

MorphoSys AG

By:	/s/ Arkadius Pichota
Name:	Arkadius Pichota
Title:	Chief Executive Officer, Member of Management Board

By:	/s/ Lukas Gilgen
Name:	Lukas Gilgen
Title:	Chief Financial Officer, Member of Management Board

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement on Form F-3 in reliance upon Rule 478 under the Securities Act of 1933.

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of MorphoSys AG, has signed this registration statement or amendment thereto in Boston, Massachusetts on October 4, 2024.

Authorized U.S. Representative
MorphoSys US Inc.
By:	/s/ Joe Horvat
	Name:	Joe Horvat
	Title:	Authorized Representative in the United States